EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Shareholders
Macatawa Bank Corporation
Holland, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-165820) and Form S-8 (No. 333-88572, No. 333-88574, No. 333-116914, No. 333-134502 and No. 333-141438) of Macatawa Bank Corporation of our reports dated February 21, 2013, relating to the consolidated financial statements and the effectiveness of Macatawa Bank Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan
February 21, 2013